Exhibit 5.1
March 23, 2010
First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Ladies and Gentlemen:
     We have acted as counsel to First Interstate BancSystem, Inc., a Montana corporation (the “Company”), in connection with its registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2010 (the "Abbreviated Registration Statement"), relating to the registration of up to 1,495,000 shares of the Company’s Class A common stock, no par value per share (“Common Stock”), all of which shares (the “Shares”) are to be sold by the Company. The Shares are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a registration statement on Form S-1 (File No. 333-164380) of the Company that was declared effective on March 23, 2010 (the "Initial Registration Statement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Abbreviated Registration Statement.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Montana Business Corporation Act (the “Montana Act”), Company corporate records and documents, certificates of Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to, the Underwriting Agreement among the Company and the several Underwriters to be named therein or in a schedule thereto, for whom Barclays Capital Inc. will act as representative, a form of which was filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”), the Company’s Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State of Montana as of a recent date, the Company’s Amended and Restated Bylaws dated January 28, 2010, and resolutions of the Board of Directors of the Company and of the Pricing Committee thereof relating to the issuance and sale of the Shares and arrangements in connection therewith.
     In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have

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relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In connection with the opinion hereinafter expressed, we have assumed that all of the Shares will be issued and sold in the manner stated in the prospectus forming a part of the Initial Registration Statement and the Underwriting Agreement.
     Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Shares, when issued pursuant to the terms of the Underwriting Agreement and upon receipt by the Company of the consideration for the Shares provided for therein, the Shares will be validly issued, fully paid, and non-assessable.
     We express no opinion other than as to the Montana Act. As used herein, the term “Montana Act” also includes the statutory provisions contained therein, all applicable provisions of the Montana Constitution and reported judicial decisions interpreting these laws. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Initial Registration Statement and to the filing of this opinion letter as an exhibit to the Abbreviated Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland & Hart LLP

Holland & Hart LLP